FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GE Life and Annuity Assurance Company

Secured Medium-Term Notes

issued through

Genworth Global Funding Trust 2005-A

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of incorporation or organization)

(Commission File Number)

54-0283385

(I.R.S. Employer Identification Number)

6610 West Broad Street

Richmond, Virginia 23230

(804) 281-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Floating Rate Secured Medium-Term Notes due 2010 of Genworth Global Funding Trust 2005-A	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-128718 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the Floating Rate Secured Medium-Term Notes due 2010 of Genworth Global Funding Trust 2005-A (the “Notes”).

The description of the Notes is incorporated by reference to (i) the information appearing under the caption “Description of the Notes” in the registrant’s prospectus and prospectus supplement, each dated December 9, 2005, regarding the secured medium-term note program, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Act”) on December 14, 2005, and (ii) the registrant’s pricing supplement dated December 15, 2005, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Act.

Item 2. Exhibits.

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE LIFE AND ANNUITY ASSURANCE COMPANY (Registrant)

Date: December 20, 2005	By:	/s/ J. Kevin Helmintoller
J. Kevin Helmintoller Senior Vice President – Chief Financial Officer

3